Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our firm’s audit report dated 13 October 2009 relating to the financial statements of Smart Kids Group, Inc., for the years ended June 30, 2009 and 2008 appearing elsewhere in this Registration Statement.

We also consent to the reference to Conner & Associates, PC under the heading “Experts” in such Prospectus.

/s/ Conner & Associates, PC
Conner & Associates, PC
Newtown, Pennsylvania
18 May 2010